WARRANT PURCHASE AGREEMENT

THIS AGREEMENT made the 6th day of November, 2007

BETWEEN:

MALIBU HOLDINGS, LLC of

(hereinafter referred to as the "Vendor")

OF THE FIRST PART

AND:

HS3 TECHNOLOGIES, inc., with an address at 1800 Boulder Street
Suite 600, Denver, CO 80211

(hereinafter referred to as the "Purchaser")

OF THE SECOND PART

WHEREAS:

A.                          The Vendor is the holder of 6,500,000 share purchase warrants of the Purchaser entitling the holder to purchase one share of the Purchaser’s common stock for each share purchase warrant at an exercise price of $0.12 per share;

B.                          The Purchaser wishes to acquire 5,000,000 of the share purchase warrants (the "Purchased Warrants") held by the Vendor and the Vendor agrees to sell the Purchased Warrants to the Purchaser; and

C.                          The parties wish to enter into this Agreement in order to provide for the acquisition by the Purchaser of the Purchased Warrants.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and of the premises, covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

1.	PURCHASE AND sale

1.1                         The Purchaser hereby agrees to acquire, subject to the terms and conditions in this Agreement, from the Vendor, and the Vendor agrees to sell to the Purchaser on the Closing Date (as hereinafter defined), all right, title and interest of the Vendor in and to the Purchased Warrants.

1.2                         In consideration for the Purchased Warrants, the Purchaser shall pay the aggregate sum of US$70,000 (the "Purchase Price") to the Vendor on the Closing Date.

2.	REPRESENTATIONS AND WARRANTIES OF THE Vendor

2.1                         To induce the Purchaser to enter into and complete the transactions contemplated hereby and to purchase the Purchased Warrants, the Vendor, with the knowledge and intent that the Purchaser is relying on such representations and warranties in entering into this Agreement (which representations and warranties, other than those set forth in Section 2.1(c) hereof, shall not survive the Closing), hereby warrants and represents to the Purchaser as follows:

(a)	the Vendor has full right, power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;
(b)	the Vendor is the registered and beneficial owner of the Purchased Warrants ;
(c)

the Vendor has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer all legal and beneficial right, title, interest and ownership in and to the Purchased Warrants to the Purchaser without the consent of any other person, free and clear of any pre-emptive rights, rights of first refusal or liens, charges or encumbrances whatsoever, in accordance with the terms hereof and this Agreement is a legal, valid and binding obligation of such Vendor enforceable against such Vendor in accordance with its terms; and

(d)

no Person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual right), capable of becoming an agreement, option or commitment for the purchase from it of any of, or the realization of a security interest over, the Purchased Warrants.

3.	covenants of the vendor

3.1                         The Vendor covenants and agrees that it will, from the execution of this Agreement until the Closing Date, in respect of the Purchased Warrants:

(a)	not permit the transfer, assignment, sale, encumbrance, hypothecation of the Purchased Warrants;
(b)

not take or permit to be taken or suffer any action which would in any way impair or derogate from the right of the Purchaser to acquire on the Closing Date all right, title and interest, both real and beneficial, in and to the Purchased Warrants, free and clear of all liens, changes and encumbrances whatsoever; and

(c)

execute all stock Powers of Attorney, undertakings and any and all other documents which may be required in order to transfer the Purchased Warrants to the Purchaser on the Closing Date, and will comply with all requirements of all applicable regulatory authorities which may be reasonably necessary to obtain the approvals of such regulatory authorities to the transfer of the Purchased Warrants to the Purchaser.

4.	indemnification by VENDOR

4.1                         The Vendor shall indemnify, hold harmless, reimburse and defend the Purchaser, its directors, officers, agents and employees, each person who controls the Purchaser (within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling persons, to the fullest extent permitted by applicable law, from and against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser or any such person which results, arises out of or is based upon (i) claims against the Purchaser or the Purchased Warrants; (ii) any material misrepresentation by such Vendor in this Agreement, or other agreement delivered pursuant hereto; or (iii) after any applicable notice and/or cure periods, any material breach or default in performance by such Vendor of any covenant or undertaking to be performed by such Vendor hereunder, or any other agreement entered into by the Vendor and Purchaser, relating hereto.

5.	CLOSING CONDITIONS

5.1                         The obligation of the Purchaser to carry out the terms of this Agreement and to complete the purchase of the Purchased Warrants is subject to the fulfilment, on or before the Closing Date, of each of the following conditions, each of which is for the exclusive benefit of the Purchaser:

(a)

the warranties and representations of the Vendor as set forth in section 2.1 of this Agreement shall be true and correct in every material aspect on the Closing Date as if such warranties and representations had been made by the Vendor on the Closing Date; and

(b)	any required regulatory approvals to the transfer of the Purchased Warrants shall have been received;

5.2                         The conditions set forth in section 5.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part at any time on or before the Closing Date.

6.	CLOSING DATE

6.1                         Unless otherwise agreed, the Closing Date is, and the Closing of the acquisition of the Purchased Warrants contemplated by this Agreement will take place on November 6, 2007.

7.	DELIVERIES ON CLOSING

7.1                         On closing, the Vendor will deliver or cause to be delivered to the Purchaser on behalf of the Purchaser or their assigns all required documentation, as acceptable to the Purchaser, representing the Purchased Warrants as registered in the name of the Vendor together with duly completed, executed and guaranteed Stock Power of Attorneys, or such other documentation as may be required and as acceptable to the Purchaser, in order to duly transfer the Purchased Warrants to the Purchaser or its assigns.

8.	GENERAL PROVISIONS
8.1	Time is and will be of the essence of each and every provision of this Agreement.

8.2                         Each party will, at its own expense, execute and deliver all such further documents and instruments, given all such further assurances, and do all such acts and things as the other parties may, either before or after the Closing Date, reasonably require to carry out the full intent and meaning of this Agreement, but without payment of any consideration therefore.

8.3                         This Agreement contains the whole agreement between the Vendor and the Purchaser in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence. There are no warranties, representations, terms conditions or collateral agreements, express or implied, statutory or otherwise, other than as expressly set forth in this Agreement.

8.4                         This Agreement will enure to the benefit of and be binding upon the Vendor and their respective heirs successors liquidators, executors and assigns and upon the Purchaser and their respective heirs, successors, liquidators, executors and assigns. No Vendor may assign any of its right, title or interest in, to or under this Agreement. The Purchaser or any of their assigns, may assign their rights and obligations under this Agreement without notice to any other party.

8.5                         This Agreement is being delivered in and is intended to be performed in Colorado, and shall be construed and interpreted in accordance with the laws of Colorado and the laws of the United States of America applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of Colorado and the venue for any actions or arbitrations arising out of this Agreement will be Denver, Colorado.

8.6                         Any notices, required or permitted to be given under this Agreement will be in writing and will be duly and properly given and received if delivered or telecopied, in each case addressed to the intended recipient at its respective address appearing below for the Purchaser and the Vendor, (or at such other address as a party may from time to time designate by notice in writing to the other parties in accordance with this subsection), and any such notice will be deemed to have been given and received, if delivered, when delivered to such address, and if telecopied, on the next business day after the telecopying of the same:

To the Purchaser:

HS3 TECHNOLOGIES, INC.

1800 Boulder Street, Suite 600,

Denver, CO 80211

To the Vendor:

MALIBU HOLDINGS, LLC

8.7                         If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

8.8                         This Agreement may at any time and from time to time not later than the Closing Date, be amended by mutual agreement of the Vendor and the Purchaser. The parties agree that if the Vendor or the Purchaser, as the case may be, proposes any amendments to this Agreement, the other will act reasonably in considering such amendments and if the other is not prejudiced by reason of any such amendments, the other will co-operate in a reasonable fashion with the Vendor or the Purchaser, as the case may be, so that such amendments can be effected subject to applicable laws.

9.	COUNTERPARTS

9.1                         This Agreement and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties had all signed the same documents, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

MALIBU HOLDINGS, LLC

Per:	/s/ A.B. Goldberg
Authorized Signatory

HS3 TECHNOLOGIES, INC.

Per:	/s/ Robert Morrison
Authorized Signatory